EXHIBIT 10.7

WARRANT TRANSFER AND CANCELLATION AGREEMENT

This Warrant Transfer and Cancellation Agreement (the “Agreement”) is made by and between The Quercus Trust (the “Trust”) and Beacon Power Corporation (the “Company”), a Delaware corporation, as of January 21, 2009 (the “Effective Date”).

RECITALS

Whereas, the Trust is a holder of warrants (the “Warrants”) to purchase 5,884,455 shares of Common Stock of the Company, represented by Warrant Certificate Number Q-1 dated October 31, 2007 and also owns issued and outstanding shares of Common Stock of the Company;

Whereas, the Trust has determined that it is in the best interest of the Company and its stockholders for the Trust, in light of its ownership of the Common Stock of the Company,  to cancel the Warrants; and

Whereas, the Company has determined that it is in the best interests of the Company and its stockholders to enter into this Agreement.

AGREEMENT

Now, therefore, in consideration of the foregoing and the payment of one-hundred dollars ($100.00) by the Company to the Trust, and other valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereto agree as follows:

1.               Transfer and Cancellation.   The Trust hereby transfers and conveys all its right, title and interest in the Warrants to the Company for cancellation, and the Company shall cancel the Warrants upon receipt.  Quercus shall deliver the original certificate representing the Warrants endorsed in favor of the Company via fax with the originals to be sent by courier, as soon as possible following the execution of this Agreement.

2.               Trust Representations.   The Trust represents and warrants to the Company and the Company as follows:

2.1      The Trust owns the Warrants beneficially and of record, free and clear of any suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other encumbrance of any kind or nature whatsoever (collectively, a “Lien”) and has full power, authority and capacity to transfer and dispose of, including surrender and cancellation of, all the Warrants free and clear of any Lien.

2.2      The execution and delivery of this Agreement by the Trust, the consummation of the transaction contemplated hereby, and shall no longer confer any rights upon the holder thereof, without further action of the parties, and the compliance with the terms of this Agreement will not conflict with, result in the breach of, or constitute a default under, or require any consent or approval under, any agreement, note, indenture, mortgage, deed of trust or other agreement, lease or instrument to which either Trust is a party or by which it may be bound.

2.3      This Agreement has been duly authorized, executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms.

3                  Company’s Representations.  The Company represents and warrants to the Trust as follows:

3.1      The Company has full power and authority to receive and cancel the Warrants from the Trust in accordance with this Agreement.

3.2      The execution and delivery of this Agreement by the Company, the consummation of the transaction contemplated herein, and the compliance with the terms of this Agreement will not conflict with, result in the breach of, or constitute a default under, or require any consent or approval under, any note, indenture, mortgage, deed of trust or other agreement, lease or instrument to which the Company is a party or by which it may be bound.

3.3      This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.               Miscellaneous.

4.1      Successors, Assigns and Transferees.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns.

4.2      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

4.3.     Counterparts.  This Agreement may be executed in one or more counterparts, by the original parties hereto and any successor in interest, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

4.4.     Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Warrant Cancellation Agreement as of the date first above written.

Beacon Power Corporation

By:	/s/ F. William Capp
Name:	F. William Capp
Its:	President & CEO

The Quercus Trust

/s/ David Gelbaum
David Gelbaum, Trustee